UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2008

MEDIA GENERAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Commonwealth of Virginia	1-6383	54-0850433
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 E. Franklin St. Richmond, VA	23219
(Address of Principal Executive Offices)	(Zip Code)

(804) 649-6000

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 25, 2008, the Board of Directors of Media General, Inc. (the “Company”), at its meeting expanded its size to 11 and appointed former directors Rodney A. Smolla and Walter E. Williams as directors of the Company.

Mr. Smolla has been appointed by the Board to serve as Chairman of its nominating and governance committee and as a member of its compensation and executive committees. Dr. Williams has been appointed by the Board to serve as Chairman of its audit committee and as a member of its compensation and executive committees. The Board has determined that Mr. Smolla and Dr. Williams are independent directors under the applicable NYSE listing standards and had previously determined that Dr. Williams was an Audit Committee Financial Expert.

Mr. Smolla is the Dean of the Washington and Lee University School of Law. From 2003 to July 2007, he was the Dean of the University of Richmond’s T.C. Williams School of Law and for more than five years served as the George E. Allen Professor of Law at T.C. Williams School of Law. He is a nationally recognized expert on constitutional law, the First Amendment, mass media and entertainment law. Mr. Smolla previously served as a director of the Company and a member of its compensation committee from 2006 until the Company’s annual meeting held in April 2008.

Dr. Williams is the John M. Olin Distinguished Professor of Economics on the faculty of George Mason University, Fairfax, Virginia, where he has served since 1980 and was the Chairman of the Economics Department from 1995 to 2001. He also is the author of over 150 publications, a nationally syndicated columnist and frequent television and radio commentator. Dr. Williams previously served as a director of the Company from 2001 until the Company’s annual meeting in April 2008. From 2003 until April 2008, Dr. Williams was Chairman of the Company’s audit committee.

There are no transactions required to be disclosed under Item 404(a) of Regulation S-K of the Securities and Exchange Commission in connection with the appointment of Mr. Smolla or Dr. Williams.

Like all non-executive directors of the Company, Mr. Smolla and Dr. Williams will participate in the Media General, Inc., Director’s Deferred Compensation Plan under which each will receive 50% of his annual compensation for his service as a director in deferred Class A Stock units and may elect to receive the other half of his annual compensation either fully in cash, fully in deferred stock units, or split evenly in cash and deferred stock units.

Section 8 - Other Events

Item 8.01	Other Events.

As previously disclosed, since the annual meeting of stockholders held in April 2008, the Company has had only two audit committee members, rather than the three required by the NYSE listing standards. On June 25, 2008, the Board appointed two additional independent directors to its audit committee, regaining compliance with the NYSE’s audit committee requirements. The Company does not believe that the temporary absence of a third audit committee member has had any material impact on the functioning of the audit committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 25, 2008

MEDIA GENERAL, INC.
(Registrant)

By:	/s/ John A. Schauss
Name:	John A. Schauss
Title:	Vice President – Finance and Chief Financial Officer